

<ARTICLE>                  5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  December  31,  1999 and the  Consolidated  Statements  of
Operations  for the twelve  months  ended  December 31, 1999 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                        1,000

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-END>                                   DEC-31-1999
<CASH>                                              58,193
<SECURITIES>                                            0
<RECEIVABLES>                                      93,785
<ALLOWANCES>                                            0
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  262,096 <F1>
<PP&E>                                             27,255
<DEPRECIATION>                                     17,438
<TOTAL-ASSETS>                                    275,488 <F2>
<CURRENT-LIABILITIES>                             213,666
<BONDS>                                            41,091
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                           100
<COMMON>                                            5,743
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      275,488 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                1,019,484
<CGS>                                                   0
<TOTAL-COSTS>                                    (969,015)
<OTHER-EXPENSES>                                       72
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (7,128)
<INCOME-PRETAX>                                    16,778 <F4>
<INCOME-TAX>                                         (421)
<INCOME-CONTINUING>                                16,357
<DISCONTINUED>                                   (100,005)
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      (83,648)
<EPS-BASIC>                                        (16.04)
<EPS-DILUTED>                                      (16.04)

<F1>    Includes Equity in Construction Joint Ventures of $82,493, Unbilled Work
        of $14,283, Net Current Assets of Discontinued Operations of $12,695 and Other Short-Term Assets of $647, not currently reflected in this tag list.

<F2>    Includes Other Long-Term  Assets of $3,575,  not currently  reflected in this tag list.

<F3>    Includes  Deferred  Income  Taxes  and  Other  Liabilities  of  $19,664,
        Redeemable Series B Preferred Stock $37,685, Stock Purchase Warrants $2,233, Paid-In Surplus of $43,561, Retained Deficit of $(87,290), and Treasury Stock of $(965).

<F4>    Includes  General,  Administrative  and Selling  Expenses of $26,635 not
        currently refelected on this tag list.

